--------------------------------------------------------------------------------
                         CLOSING STATEMENT INFORMATION
--------------------------------------------------------------------------------

Property Name:         LAKEVIEW OFFICE PARK II AND III

Seller: FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership

Purchaser:             NORTH MERIDIAN ASSOCIATES LLC,
                       a New York limited liability company

Proration Date:        10/01/97

Proration as of:       11:59 PM, WEDNESDAY, OCTOBER 1, 1997

Closing Date:          10/01/97

Closing as of:         WEDNESDAY, OCTOBER 1, 1997

Tax Begin Date:        03/01/97

Tax End Date:          02/28/98

Month Begin Date       10/01/97

Month End Date         10/31/97

                               CLOSING STATEMENT
                        LAKEVIEW OFFICE PARK II AND III

--------------------------------------------------------------------------------

SELLER: FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership

PURCHASER:               NORTH MERIDIAN ASSOCIATES LLC,
                         a New York limited liability company

PRORATION DATE:          11:59 PM, WEDNESDAY, OCTOBER 1, 1997

CLOSING (FUNDING) DATE:  WEDNESDAY, OCTOBER 1, 1997

--------------------------------------------------------------------------------

                                                         CREDIT           CREDIT
                                                      PURCHASER           SELLER
                                                  -------------    -------------
PURCHASE PRICE                                                     12,870,000.00

EARNEST MONEY                                        100,000.00

INTEREST ON EARNEST MONEY                                   POC

PRO-RATE PROPERTY TAXES                              242,688.06
   [See Schedule A]

PRO-RATE OCTOBER, 1997 LEASE CHARGES                  21,213.17
   [See Schedule D]

TENANT PREPAID RENTS                                   2,427.03
   [See Schedule B]

PRO-RATE SERVICE CONTRACTS                                12.09
   [See Schedule C]

SECURITY DEPOSITS                                     66,302.47
   [See Schedule D]

W. GREGORY CHERNOFF TI CREDIT                         24,699.74

                                                  -------------    -------------
   SUBTOTALS                                         457,342.56    12,870,000.00
                                                  -------------    -------------

CASH AMOUNT DUE TO SELLER                         12,412,657.44
                                                  -------------    -------------

   TOTAL CREDITS                                  12,870,000.00    12,870,000.00
                                                  =============    =============

NOTES:
------
[1] All real estate taxes, personal property taxes and assessments relating to the Property are to be reprorated or prorated upon receipt of actual bill(s).

[2] Utility payments shall be directed to the parties for their respective periods of ownership based upon meter reads ordered the day of Closing.

[3] Seller agrees to pay all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at Closing and relate to periods prior to and including October 1, 1997, or which relate to periods after Closing to the extent Seller received a credit from Purchaser at Closing.

[4] Interest earned on the Earnest Money Deposit shall be returned directly to Purchaser.


APPROVED:  SELLER                                                   APPROVED: PURCHASER

FIRST CAPITAL INSURED REAL ESTATE LIMITED PARTNERSHIP               NORTH MERIDIAN ASSOCIATES LLC,
an Illinois limited partnership                                     a New York limited liability company

By: First Capital Financial Corporation,                            By:  PRAEDIUM II LAKEVIEW LLC,
    a Florida corporation, its general partner                           its managing member

    By:  _______________________                                         By:  PRAEDIUM OPPORTUNITY FUND II, L.P.,
    Name:  ____________________                                               its managing member
    Title:  _____________________
                                                                              By:   PRAEDIUM ADVISORS, INC.,
                                                                                    its managing general partner

                                                                                    By:   ________________________
                                                                                    Name: ______________________
                                                                                    Title: ________________________

                                                                              By:   PRAEDIUM PARTNERS LLC,
                                                                                    its investment general partner

                                                                                    By:  _________________________
                                                                                    Name:_______________________
                                                                                    Title: ________________________

                                                                         By:  PRAEDIUM HOLDINGS, LLC,
                                                                              its member

                                                                              By:  THE PRAEDIUM OPPORTUNITY FUND II, L.P.,
                                                                                  its sole member

                                                                                  By:   PRAEDIUM ADVISORS, INC.,
                                                                                            its managing general partner


                                                                                            By:  ______________________
                                                                                            Name: ___________________
                                                                                            Title: _____________________

                                                                                   By:  PRAEDIUM PARTNERS LLC,
                                                                                            its investment general partner


                                                                                            By: ______________________
                                                                                            Name: ___________________
                                                                                            Title:  ____________________

                                                                    By:  GOLUB LAKEVIEW INVESTORS, L.P.,
                                                                         its member

                                                                         By:  ____________________________
                                                                               its general partner

                                                                              By: ___________________________
                                                                              Name: ________________________
                                                                              Title: __________________________




------------------------------------------------------------------------------------------------
                        LAKEVIEW OFFICE PARK II AND III

                          SOURCES AND USES STATEMENT
------------------------------------------------------------------------------------------------


                         PURCHASER'S SOURCES AND USES:
                         -----------------------------
BALANCE OF CASH TO BE FUNDED BY PURCHASER                                          12,412,657.44
                                                                                   -------------
ADDITIONAL CASH OUTLAYS BY PURCHASER:

        CHICAGO TITLE INSURANCE COMPANY

                Title Insurance Policy Endorsements (100%)                 975.00
                Escrow Fees (50%)                                          950.00
                Recording Fess (100%)                                      500.00
                                                                         --------
        PURCHASER'S CLOSING COSTS                                                       2,425.00
                                                                                   -------------

TOTAL CASH OUTLAY BY PURCHASER                                                     12,415,082.44
                                                                                   =============

------------------------------------------------------------------------------------------------

                          SELLER'S SOURCES AND USES:
                          --------------------------


EARNEST MONEY                                                                         100,000.00
CASH AMOUNT DUE TO SELLER                                                          12,412,657.44
                                                                                   -------------
TOTAL SELLER'S  SOURCES                                                            12,512,657.44
                                                                                   -------------
ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

        CHICAGO TITLE INSURANCE COMPANY
                Title Insurance Premium (100%)                           8,365.50
                Escrow Fees (50%)                                          950.00
                                                                         --------
                                                                                        9,315.50

BROKER COMMISSION TO F.C. TUCKER COMPANY, INC (1)                                     160,875.00
BROKER COMMISSION TO PODOLSKY NORTHSTAR REALTY PARTNERS, L.L.C.  (2)                  160,875.00

TOTAL CASH OUTLAY BY SELLER                                                           331,065.50
                                                                                   -------------

BALANCE TO SELLER                                                                  12,181,591.94
                                                                                   =============

(1)   Pay per wiring instructions
(2)   Payable by check

                                  SCHEDULE A
--------------------------------------------------------------------------------

    LAKEVIEW OFFICE PARK II AND III
    PRO-RATE 1997 PROPERTY TAXES
    PRORATION MADE AS OF:         11:59 PM, WEDNESDAY, OCTOBER 1, 1997

--------------------------------------------------------------------------------


    SECOND INSTALLMENT 96/97 REAL AND PERSONAL PROPERTY TAXES
    ----------------------------------------------------------
    (Due in November)
    #8000294 (II)                                                   44,689.81
    #8048217 (Common Area)                                           1,518.43
    #8047258  (III)                                                 64,800.29
    H 116981 (Business personal property)                              414.29
                                                                  -----------
    PURCHASER'S CREDIT FOR 1996/1997 SECOND INSTALLMENT            111,422.82
                                                                  -----------


    ESTIMATED 1997/1998 TAXES                                      222,845.64

    SELLER'S  PRORATA SHARE OF 97/98 TAXES         215 /365           58.904%
                                                                  -----------
    SELLER'S SHARE OF 1997/1998 TAXES                              131,265.24
    PURCHASER'S SHARE OF 1997/1998 TAXES                            91,580.40

    CREDIT DUE TO PURCHASER (SELLER):                              242,688.06
                                                                  ===========

                                  SCHEDULE B
--------------------------------------------------------------------------------

     LAKEVIEW OFFICE PARK II AND III
     TENANT PREPAID RENTS
     PRORATION MADE AS OF:   11:59 PM, WEDNESDAY, OCTOBER 1, 1997

--------------------------------------------------------------------------------

                                                                      AMOUNT
     SUITE #         TENANT NAME                                      PREPAID
     ------------------------------------------------------------------------

             Prepaid Rent:

             The Otolaryngology  Group (security deposit interest)      896.28
             Steven J. Shear                                          1,530.75

                                                                     ---------

                                        CREDIT TO PURCHASER           2,427.03
                                                                     =========

                                                   SCHEDULE C

-------------------------------------------------------------------------------------------------------------------

LAKEVIEW OFFICE PARK II AND III
RECURRING PAYABLES PRORATION
PRORATION MADE AS OF:               11:59 PM, WEDNESDAY, OCTOBER 1, 1997

-------------------------------------------------------------------------------------------------------------------

        SERVICE CONTRACTS
                                                                                                        CREDIT DUE
                                                                      BILLING PERIOD       # of DAYS     PURCHASER
VENDOR NAME                                        PAYMENT          BEGIN            END      CREDIT    or(SELLER)
-------------------------------------------------------------------------------------------------------------------

PAID BY SELLER
--------------
American Business Machines (Copier maint.)         (675.00)      03/01/97       02/28/98         150       (277.40)
Indiana Chamber of Commerce annual dues            (265.00)      06/01/97       05/31/98         242       (175.70)
Indiana Business Journal (annual subscription       (54.00)      01/01/97       12/31/97          91        (13.46)
Instititute of Real Estate Management (Dues)       (130.00)      01/01/97       12/31/97          91        (32.41)

                                                   CREDIT TO DUE PURCHASER (SELLER)                        (498.97)
                                                                                                           --------

PAYABLE BY PURCHASER
--------------------

ARAB Termite & Pest Control                          70.00       10/01/97       10/31/97           1          2.26
  Central Security and Communications               191.00       10/01/97       12/31/97           1          2.08
Eagle/Trident Security                              730.00       10/01/97       10/31/97           1         23.55
Engledow, Inc.(Indoor Plant Maintenance)            294.00       10/01/97       10/31/97           1          9.48
Engledow, Inc.(Outdoor Landscaping)               1,580.80       10/01/97       10/31/97           1         50.99
GSF Safeway, Inc.(Cleaning contract)             11,690.72       10/01/97       10/31/97           1        377.12
Mid America Elevator Company, Inc.                  190.62       10/01/97       10/31/97           1          6.15
Millard Metal Maintenance Company                   588.00       10/01/97       10/31/97           1         18.97
MobileComm (Pagers)                                 123.81       10/01/97       12/31/97           1          1.35
Ray's Trash Service, Inc.                           542.00       10/01/97       10/31/97           1         17.48
P.I.P.E. (Verbal-sprinkler inspection)              150.00       10/01/97       12/31/97           1          1.63

                                                   CREDIT TO DUE PURCHASER (SELLER)                         511.06
                                                                                                           --------

                                                   TOTAL CREDIT TO DUE PURCHASER (SELLER)                    12.09
                                                                                                           ========

                                                    SCHEDULE D

-----------------------------------------------------------------------------------------------------------------------------------
LAKEVIEW OFFICE PARK II AND III
RENTAL CHARGE, DEPOSIT RECONCILIATION, AND DELINQUENCY SCHEDULE
PRORATION MADE AS OF :                     11:59 PM, WEDNESDAY, OCTOBER 1, 1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  OCTOBER
                                                  OCTOBER    OCTOBER OCTOBER                             PR'S     & PRIOR     TOTAL
                                       TENANT     MONTHLY ESCALATION   OTHER      TOTAL   CHARGES     PRORATA     BALANCE      SR'S
TENANT                               DEPOSITS        RENT    CHARGES  INCOME    CHARGES      PAID       SHARE       O/S   SHARE O/S
-----------------------------------------------------------------------------------------------------------------------------------
Corneal Consultants of Indiana            -      1,753.50       9.27     -     1,762.77        -          -      1,762.77     56.86

Marianne G. Davis                         -      2,113.38        -       -     2,113.38        -          -      2,113.38     68.17

Gardner and White Corporation (1)         -     40,488.02        -       -    40,488.02        -          -     40,488.02  1,306.07

Marl Holbreich                            -      3,862.90     118.14     -     3,981.04        -          -      3,981.04    128.42

Kelly Assisted Living Services            -      1,444.90      24.79     -     1,469.69   1,469.69   1,422.28         -         -

Mary Ann Mentendiek                       -      1,881.83      73.46     -     1,955.29        -          -      1,955.29     63.07

Pediatric Neurology, P.C.            2,248.13    2,329.88      45.58     -     2,375.46        -          -      2,375.46     76.63

Peet & Peet, Drs.                         -      2,844.25        -       -     2,844.25        -          -      2,844.25     91.75

David V. Poer, M.D., P.C.            7,203.75    7,323.81        -       -     7,323.81        -          -      7,323.81    236.25

Spinal Rehab, Inc.                   7,956.76   18,779.23       9.87  250.00  19,039.10        -          -     19,039.10    614.16

St. Vincent Hospital                      -      5,878.44        -    200.00   6,078.44        -          -      6,078.44    196.08

Robert A. Stoner                          -      3,416.50        -       -     3,416.50        -          -      3,416.50    110.21

United Gypsum Company                     -      1,077.93        -       -     1,077.93        -          -      1,077.93     34.77

Kurt Van Winkle, Dr.                 1,611.00    1,670.67     152.20     -     1,822.87        -          -      1,822.87     58.80

Alvis & Kane, Drs.                        -      4,156.29   1,090.72     -     5,247.01        -          -      5,247.01    169.26

W. Gegory Chernoff                  13,118.33   13,118.33        -       -    13,118.33        -          -     13,118.33    423.17

Cityside Financial Services               -      1,065.17      24.62     -     1,089.79        -          -      1,089.79     35.15

Anne and Greory Clark                     -      3,190.83     837.25     -     4,028.08   4,028.08   3,898.14         -         -

Concrete Jungle                        500.00         -          -       -          -          -          -           -         -

Corneal Consultants of Indiana            -     15,565.67     334.78     -    15,900.45        -          -     15,900.45    512.92

Philip A. Countryman                      -      3,594.66     115.19     -     3,709.85   3,709.85   3,590.18         -         -

Developmental Associates             3,003.23    3,003.23      70.68     -     3,073.91        -          -      3,073.91     99.16

First Indiana Blimpie Venture        2,000.00      290.15        -       -       290.15     145.07     140.39      145.08      4.68

Hearing Lab, Inc.                         -      4,572.75     107.14     -     4,679.89        -          -      4,679.89    150.96

Michael Helms                             -      1,847.08        -       -     1,847.08        -          -      1,847.08     59.58

Douglas J. Horton                         -      1,395.31     292.39     -     1,687.70        -          -      1,687.70     54.44

I Care Center LLC                         -     10,000.09        -   (368.67)  9,631.42        -          -      9,631.42    310.69

Indiana Eye Associates                    -      1,328.23     348.37     -     1,676.60        -          -      1,676.60     54.08

IU Health Care, Inc.                      -      4,956.53   1,147.62     -     6,104.15        -          -      6,104.15    196.91

C. David Landaw                           -      1,917.42     503.27     -     2,420.69        -          -      2,420.69     78.09

Meredian Ophthalmology                           3,736.83     980.52   69.23   4,786.58        -          -      4,786.58    154.41

The Otolaryngology Group            11,826.59    9,756.86     434.38     -    10,191.24  10,191.24   9,862.49         -         -

Professional Dispensers                          2,258.08     592.66     -     2,850.74        -          -      2,850.74     91.96

Philip J.A. Ryan                    10,806.59    7,184.35        -       -     7,184.35        -          -      7,184.35    231.75

Steven J. Shear                                  2,148.00        -       -     2,148.00        -          -      2,148.00     69.29

SportScan Inc.                       2,128.65    2,192.19        -       -     2,192.19        -          -      2,192.19     70.72

Charles L. Steffel                               2,291.00      85.35     -     2,376.35   2,376.35   2,299.69         -         -

Gary V. Walton                       3,899.44    3,899.44      78.00     -     3,977.44        -          -      3,977.44    128.30
-----------------------------------------------------------------------------------------------------------------------------------
                                    66,302.47  198,333.73   7,476.25  150.56 205,960.54  21,920.28  21,213.17  184,040.26  5,936.76


                                        TOTAL
                                         PR'S
TENANT                              SHARE O/S
---------------------------------------------
Corneal Consultants of Indiana       1,705.91

Marianne G. Davis                    2,045.21

Gardner and White Corporation (1)   39,181.95

Marl Holbreich                       3,852.62

Kelly Assisted Living Services            -

Mary Ann Mentendiek                  1,892.22

Pediatric Neurology, P.C.            2,298.83

Peet & Peet, Drs.                    2,752.50

David V. Poer, M.D., P.C.            7,087.56

Spinal Rehab, Inc.                  18,424.94

St. Vincent Hospital                 5,882.36

Robert A. Stoner                     3,306.29

United Gypsum Company                1,043.16

Kurt Van Winkle, Dr.                 1,764.07

Alvis & Kane, Drs.                   5,077.75

W. Gegory Chernoff                  12,695.16

Cityside Financial Services          1,054.64

Anne and Greory Clark                     -

Concrete Jungle                           -

Corneal Consultants of Indiana      15,387.53

Philip A. Countryman                      -

Developmental Associates             2,974.75

First Indiana Blimpie Venture          140.40

Hearing Lab, Inc.                    4,528.93

Michael Helms                        1,787.50

Douglas J. Horton                    1,633.26

I Care Center LLC                    9,320.73

Indiana Eye Associates               1,622.52

IU Health Care, Inc.                 5,907.24

C. David Landaw                      2,342.60

Meredian Ophthalmology               4,632.17

The Otolaryngology Group                  -

Professional Dispensers              2,758.78

Philip J.A. Ryan                     6,952.60

Steven J. Shear                      2,078.71

SportScan Inc.                       2,121.47

Charles L. Steffel                        -

Gary V. Walton                       3,849.14
---------------------------------------------
                                   178,103.50

NOTES:
------
(1) Tenant has Letter of Credit


                                                            Page 9 of 9